UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): April 1, 2010
ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)
2105 CityWest Blvd, Suite 400
Houston, Texas 77042-2839
(Address of principal executive offices, including Zip Code)
(281) 933-3339
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 1, 2010, ION Geophysical Corporation (the “Company”) appointed Guo Yueliang to its Board of Directors. Mr. Guo will join the class of directors having a term of service that expires in 2012. In connection with his appointment to the Board of Directors, the Company increased the number of directors that will comprise the entire Board from nine to ten.
     Mr. Guo, age 46, has been employed by China National Petroleum Corporation (CNPC), China’s largest oil company, and its affiliates in various positions of increasing responsibility since 1986. Since January 2010, Mr. Guo has been Vice President responsible for a consortium of companies led by CNPC related to the joint development of one of Iraq’s largest oil and gas development projects. From 2006 to December 2009, Mr. Guo served as Vice President of BGP Inc., CNPC, a subsidiary of CNPC and the world’s largest land seismic contractor, responsible for international business development and operations, equipment and material procurement and management, and other areas. Between 1986 and 2006, Mr. Guo served in various positions at BGP, including Assistant President of BGP and President of BGP International, CNPC. Mr. Guo holds a Master of Geophysics degree from Changchun College of Geology and a Master of Business Administration degree in Global Energy from the University of Houston.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2010	ION GEOPHYSICAL CORPORATION
	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Corporate Secretary

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